CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




FIRST INVESTORS SERIES FUND
95 WALL STREET
NEW YORK, NY  10005


We consent to the use in Post-Effective Amendment No. 42 to the Registration Statement on Form N-1A (File Nos. 033-25623 and 811-05690) of our report dated February 1, 2005 relating to the December 31, 2004 financial statements of First Investors Insured Intermediate Tax Exempt Fund, a series of First Investors Series Fund, which are included in said Registration Statement.




                                            /s/Tait, Weller & Baker

                                            TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
APRIL 28, 2005